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                                                                    EXHIBIT 23.5



                        [APACHE CORPORATION LETTERHEAD]




                                 March 28, 2000


I consent to the use of my name under the caption "Legal Matters" in the prospectus included as part of the registration statement on Form S-3 filed by Apache Corporation on the date hereof. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                 Sincerely,



                                 /s/ Z. S. KOBIASHVILI
                                 ---------------------------------------
                                 Z. S. Kobiashvili, Vice President
                                 and General Counsel